                                                                      Exhibit 23




                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40750) pertaining to The Retirement Plan of Pioneer-Standard Electronics, Inc. II, of our report dated May 17, 2002, with respect to the financial statements and schedule of The Retirement Plan of Pioneer-Standard Electronics, Inc. II included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                                           /S/ ERNST & YOUNG LLP





Cleveland, Ohio
June 13, 2002